Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-44376) and S-8 (333-90307, 333-108123 and 333-115741) of Mercantile Bankshares Corporation of our report dated March 14, 2005 relating to the financial statements, financial statements schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

March 14, 2005